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                                                                    EXHIBIT 10.5



                                CREDIT AGREEMENT

        THIS AGREEMENT is entered into as of February ____1, 2002, by and between ALLIS-CHALMERS CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO ENERGY CAPITAL, INC. ("Lender").


                                    RECITALS

        Borrower has requested that Lender extend credit to Borrower for the purpose of financing, in part, the acquisition of all of the outstanding stock of STRATA Directional Technology, Inc. ("Strata") and 81% of the outstanding stock of Jens' Oil Field Service Inc. ("Jens," Jens and Strata are herein sometimes collectively "Guarantors") and Lender has agreed to provide such credit to Borrower on the terms and conditions contained herein.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:


                                   ARTICLE I.
                                  CREDIT TERMS

SECTION 1.01 TERM LOAN.

        (a) Term Loan. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower in the principal amount of Three Million Dollars ($3,000,000) ("Term Loan"), the proceeds of which shall be used to finance a portion of the cost of acquiring all of the outstanding stock in Strata and 81% of the outstanding stock of Jens. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Term Note"), all terms of which are incorporated herein by this reference.

        (b) Repayment. Principal and interest on the Term Loan shall be repaid in accordance with the provisions of the Term Note with a final maturity date of January 31, 2005 ("Maturity Date").


SECTION 1.02 INTEREST/FEES.

        (a) Interest. The outstanding principal balance of the Term Loan shall bear interest at the rate of interest set forth in the Term Note.

        (b) Commitment Fee. Borrower shall pay to Lender a non-refundable commitment fee equal to $60,000, which fee shall be due and payable in full contemporaneously herewith.

        (c) Warrant. Borrower shall sell and issue to Lender a warrant to purchase 700,000 shares of Borrower's common stock at $0.15 per share ("Warrant B") and a warrant to purchase 335,000 shares of Borrower's common stock at $1.00 per share ("Warrant C") as more particularly set forth in that certain Warrant Purchase Agreement and Shareholder's Agreement of even date herewith between Borrower and Lender, attached hereto as Exhibit B.

SECTION 1.03 COLLECTION OF PAYMENTS. Borrower authorizes Lender to collect all principal, interest, and fees due under each credit subject hereto by charging Borrower's account with Wells Fargo Bank Texas, National Association ("WF Bank") designated by Borrower prior to March 1, 2002, for the full amount thereof. Should there be insufficient funds in any such account to pay all such sums when due, any overdraft created in such account shall constitute an Event of Default.

SECTION 1.04 COLLATERAL. As security for all indebtedness of Borrower to Lender subject hereto and all of Borrower's obligations hereunder and all other Loan Documents executed herewith, as same may be amended,


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modified or restated from time to time (collectively "Indebtedness"), Borrower hereby grants to Lender security interests in all of Borrower's stock in Guarantors subject to prior liens in favor of Wells Fargo Credit, Inc., a Minnesota corporation ("Senior Lender"), evidenced by and subject to the terms of such security agreements, financing statements, and other documents described on Schedule I hereto (the "Security Documents") as Lender shall require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender immediately upon demand for all reasonable costs and expenses incurred by Lender in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits, title insurance, and attorneys' fees.

SECTION 1.05 SUBORDINATION OF DEBT. In connection with the Term Note, Borrower is borrowing money from and incurring obligations to Senior Lender (the "Senior Lender Indebtedness"), and from Jens H. Mortensen, Jr. ("Seller") (the "Seller Indebtedness"). The obligation of Borrower to repay the Term Note and other Indebtedness hereunder and the priority of liens created under the Security Agreements are subject to the terms of that certain Subordination Agreement, dated as of February 1, 2002, by and between Senior Lender and Lender attached as Exhibit C hereto (hereafter, the "Intercreditor Agreement") and that certain Subordination Agreement, dated as of February 1, 2002, by and among Lender, Seller and Senior Lender attached as Exhibit D hereto (hereafter, "Seller's Subordination Agreement").

SECTION 1.06 GUARANTY. As further security for the Indebtedness, Borrower shall cause Guarantors to execute and deliver to Lender an absolute and unconditional guaranty of the timely payment of, and due and punctual performance of the Indebtedness (each a "Guaranty"). Each Guaranty will be secured by a pledge of each Guarantor of all of such Guarantor's assets evidenced by and subject to the terms of such security agreements, financing statements, and other documents described on Schedule 1 hereto in form and substance satisfactory to Lender. Borrower will cause each Guarantor to deliver to Lender, simultaneously with its delivery of such Guaranty, written evidence satisfactory to Lender that such Guarantor has taken all corporate action necessary to duly approve and authorize its execution, delivery and performance of such Guaranty and any other documents which it is required to execute.


                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

        Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

SECTION 2.01 LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in Texas, and all other jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

SECTION 2.02 AUTHORIZATION AND VALIDITY. This Agreement, the Term Note, the Security Documents, the Warrant Purchase Agreement, the Shareholder's Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Lender in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

SECTION 2.03 NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.04 LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Lender in writing prior to the date hereof.


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SECTION 2.05 CORRECTNESS OF FINANCIAL STATEMENT. The quarterly consolidated and consolidating balance sheet dated September 31, 2001, prepared by Borrower's chief financial officer (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) were prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such quarterly financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Lender or Senior Lender or as otherwise permitted by Lender in writing.

SECTION 2.06 INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 2.07 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower except as provided in Seller's Subordination Agreement and Intercreditor Agreement.

SECTION 2.08 PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 2.09 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.11 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Lender in writing prior to the date hereof, Borrower is in compliance, which compliance could not reasonably be expected to have a material adverse effect (as such term is used in Section 3.01(d) hereof) with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

SECTION 2.12 REAL PROPERTY. The Borrower has no real property.

SECTION 2.13 NO CONSENT. The Borrower's execution, delivery and performance of each of the Loan Documents, including this Agreement, to which the Borrower is a party do not require the consent or approval of any other person or entity which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.


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SECTION 2.14 QUALIFIED COMMERCIAL LOAN. This loan is a Qualified Commercial Loan as defined in Chapter 306 of the Texas Finance Code. This loan is not secured by real property and is not a loan for the purpose of financing a business licensed by the Motor Vehicle Board of the Texas Department of Transportation under
Section 4.01(a), Texas Motor Vehicle Commission (Article 4413(36), Vernon's
Texas Civil Statutes). Borrower has been advised by Lender to seek advice of an attorney and an accountant in connection with this Qualified Commercial Loan and Borrower has had the opportunity to seek the advice of an attorney and accountant of Borrower's choice in connection with this Qualified Commercial Loan.


                                  ARTICLE III.
                                   CONDITIONS

SECTION 3.01 The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

        (a) APPROVAL OF LENDER COUNSEL. All legal matters incidental to the extension of credit by Lender shall be satisfactory to Lender's counsel.

        (b) DOCUMENTATION AND FEES. Lender shall have received, in form and substance satisfactory to Lender, such documents as Lender may require including, without limitation, each of the documents described on Schedule I attached hereto and payment of all fees and expenses due hereunder.

        (c) SIMULTANEOUS CLOSING. All conditions precedent for consummation of Borrower's acquisition of Guarantors' common stock under the Stock Purchase Agreement between Borrower and Energy Spectrum Partners, L.P. regarding Strata and Stock Purchase Agreement between Borrower and Jens H. Mortenson, Jr. regarding Jens, and under the Senior Loan Documents shall be satisfied and all such agreements shall close and fund contemporaneously herewith.

        (d) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by Lender, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Lender, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor.

        (e) INSURANCE. Borrower shall have delivered to Lender evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Lender, and where required by Lender, with loss payable endorsements in favor of Lender, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Lender, and all containing provisions that such policies cannot be cancelled without thirty (30) days' prior written notice to Lender.

        (f) OPINION OF BORROWER'S COUNSEL. An opinion of counsel for Borrower and the Guarantors, addressed to Lender.


                                   ARTICLE IV.
                             AFFIRMATIVE COVENANTS

        Borrower covenants that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing:

SECTION 4.01 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon


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demand by Lender, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 4.02 ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.03 FINANCIAL STATEMENTS. Borrower will promptly furnish to Lender from time to time upon request such information regarding the business and affairs and financial condition of Borrower and its Subsidiaries (as used herein, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by Borrower and/or one or more of its subsidiaries) as Lender may reasonably request, and will furnish to Lender:

        (a) Annual Reports - promptly after becoming available and in any event within 90 days after the close of each fiscal year of Borrower, the audited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such year, the audited consolidated and consolidating statements of profit and loss of Borrower and its Subsidiaries for such year and the audited consolidated and consolidating statements of reconciliation of capital accounts of the Borrower and its Subsidiaries for such year, setting forth in each case for fiscal years ending after December 31, 2000, in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent public accountants acceptable to Lender which report shall be to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated except for such changes in such principles with which the independent public accountants shall have concurred, showing the calculations confirming Borrower's compliance with all financial covenants; and

        (b) Quarterly Reports -- promptly after becoming available and in any event within 45 days after the end of each of the first three quarterly periods in each fiscal year of Borrower, the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such period, the consolidated and consolidating statements of profit and loss of Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, and the consolidated and consolidating statement of reconciliation of capital accounts of Borrower and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, setting forth in each case for fiscal years ending after January 1, 2001, in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, certified by the principal financial officer of Borrower to have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated except to the extent stated therein, subject to normal changes resulting from year-end adjustment;

        (c) Audit Reports -- promptly upon receipt thereof, one copy of each other report submitted to Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary;

        (d) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of a senior financial officer of Borrower that said financial statements are accurate, showing the calculations confirming Borrower's compliance with all financial covenants and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

        (e) SEC and Other Reports -- promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrower with or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency; and

        (f) From time to time such other information as Lender may reasonably request.


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SECTION 4.04 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

SECTION 4.05 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request Schedules setting forth all insurance then in effect.

SECTION 4.06 FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 4.07 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.08 LITIGATION. Promptly give notice in writing to Lender of all litigation pending or threatened against Borrower with claims in excess of $25,000.00 in the aggregate.

SECTION 4.09 FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

        (a) Tangible Net Worth not at any time, less than eighty-five percent (85%) of Tangible Net Worth as of the date hereof (plus seventy-five percent (75%) of cumulative net income after the date hereof, excluding any fiscal quarters in which net income is negative), plus one hundred percent (100%) of equity offerings after the date hereof, with "Tangible Net Worth" defined herein as the aggregate of total stockholders' equity plus any debt subordinated to the Indebtedness hereunder less any intangible assets.

        (b) Fixed Charge Coverage Ratio not less than 1.1 to 1.0 for the twelve
(12) month period ending on the last day of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2003, with "EBITDA" defined herein as net income plus cash interest charges, plus cash taxes, plus depreciation, amortization and non-cash charges on a trailing twelve (12) month basis with "Fixed Charge Coverage Ratio" defined herein as (i) EBITDA plus applicable operating lease payments less unfinanced capital expenditures divided by (ii) the aggregate of total interest charges (excluding any applicable paid-in-kind ("PIK") charges), scheduled principal payments, operating lease payments, cash dividends paid, and paid taxes for the same period.

        (c) [Total Funded Debt to EBITDA Ratio not more than 2.0 to 1.0 commencing March 31, 2003, with "Total Funded Debt to EBITDA Ratio" defined as Total Funded Debt divided by the twelve (12) trailing months EBITDA. "Total Funded Debt" is defined herein as all interest-bearing obligations of Borrower, whether secured or unsecured, senior or subordinated, excluding the Seller Note.]

        (d) Consolidated Minimum Debt Service Coverage Ratio determined for the fiscal year to date, at not less than the amounts set forth on Schedule 4.09(d) hereto.

SECTION 4.10 NOTICE TO LENDER. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default of which Borrower is aware, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of


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Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited
Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $250,000.00.


                                   ARTICLE V.
                               NEGATIVE COVENANTS

        Borrower further covenants that so long as Lender remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Lender's prior written consent:

SECTION 5.01 USE OF FUNDS. The proceeds of credit extended hereunder shall be used to finance the acquisition of a portion of the common stock of Guarantors and for no other purposes.

SECTION 5.02 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Lender, (b) any other liabilities of Borrower existing as of, and described in Seller's Subordination Agreement and the Intercreditor Agreement, and (c) liabilities of Borrower, arising under the MCA Loan Documents. "MCA Loan Documents" are defined as that certain Credit Agreement between Lender and Mountain Compressed Air, Inc., a Texas corporation ("MCA"), a wholly owned subsidiary of OilQuip, Inc., a wholly-owned subsidiary of Borrower, dated February 6, 2001, as amended, along with all loan documents executed in connection therewith, as amended from time to time.

SECTION 5.03 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

SECTION 5.04 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except Borrower's guaranty of obligations arising under the MCA Loan Documents, any of the foregoing in favor of Lender or as described in Intercreditor Agreement.

SECTION 5.05 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Lender prior to, the date hereof.

SECTION 5.06 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding except as provided in the Warrant Purchase Agreement.

 SECTION 5.07 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Lender or which is existing as of, and described under the Intercreditor Agreement as described in the MCA Loan Documents.

SECTION 5.08 SALES AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any person whereby Borrower shall sell or transfer any of its property, whether now owned or hereafter acquired, and whereby Borrower shall then or thereafter rent or lease as lessee such property or any part thereof or other property which Borrower intends to use for substantially the same purpose or purposes as the property is sold or transferred.


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SECTION 5.09 NATURE OF BUSINESS. Allow any material change to be made in the character of Borrower's business as an oilfield service provider.

SECTION 5.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of Borrower unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's-length transaction with a person not an affiliate.


                                   ARTICLE VI.
                               EVENTS OF DEFAULT

SECTION 6.01 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

        (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

        (b) Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

        (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections 6.01(a) and (b) and notice required under Section 4.10 above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence. Any default regarding failure to provide notice required under Section 4.10 above, shall constitute an immediate Event of Default.

        (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any Guarantor hereunder has incurred any debt or other liability to any person or entity, including Lender.

        (e) The filing of a notice of judgment lien against Borrower or any Guarantor hereunder; or the recording of any abstract of judgment against Borrower or any Guarantor hereunder in any county in which Borrower or such Guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Guarantor hereunder; or the entry of a judgment against Borrower or any Guarantor hereunder. Notwithstanding the foregoing, there shall not be an Event of Default upon the filing of notices of judgment lien, the recording of abstracts of judgment, or the entries of judgment against Borrower or any Guarantor hereunder if the aggregate amount of all such judgments is less than $50,000 and such judgments are released within sixty (60) days of the filing, recording or entry of such judgment.

        (f) Borrower or any Guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Guarantor hereunder shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Guarantor hereunder, or Borrower or any such Guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any such Guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any such Guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.


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        (g) The dissolution or liquidation of Borrower or either Guarantor; or
Borrower or either Guarantor, or any of their directors or stockholders respectively, shall take action seeking to effect the dissolution or liquidation of Borrower or such Guarantor.

        (h) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of stockholders' equity in Borrower.

        (i) Any "Event of Default" as defined under the Senior Loan Documents, the Seller's Note or the MCA Loan Documents or any amendments, modifications or restatements thereof.

        SECTION 6.02 REMEDIES. Upon (a) the occurrence of any Event of Default under subsection 6.1(f) above, all Indebtedness including principal and accrued and unpaid interest outstanding under each of the Loan Documents shall become automatically due and payable and (b) upon the occurrence of any other Event of Default, all Indebtedness including all principal and accrued and unpaid interest outstanding under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable; in each case without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by each Borrower. Upon acceleration of the Indebtedness, Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                                  ARTICLE VII.
                                 MISCELLANEOUS

SECTION 7.01 NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.02 NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

        BORROWER:     ALLIS-CHALMERS CORPORATION
                      7660 Woodway, Suite 200
                      Houston, Texas 77063

        LENDER:       WELLS FARGO ENERGY CAPITAL, INC.
                      1000 Louisiana, Suite 600
                      Houston, Texas 77002

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 7.03 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees), expended or incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Lender's continued administration hereof and thereof,




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

and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to any Borrower or any other person or entity, (d) the performance, prior to the date hereof and after any Event of Default, of an asset appraisal by an independent qualified appraiser approved by Lender; and (e) up to two (2) collateral audits performed by Lender per fiscal year with respect to the collateral or any other matters relating to the loans provided for in this Agreement and/or Borrower's compliance with the terms and provisions of this Agreement.

SECTION 7.04 SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

SECTION 7.05 AMENDMENT. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 7.06 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.07 TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.08 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 7.11 SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that:
(i) the provisions of this Paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Lender, notwithstanding this paragraph, shall be credited against the




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

then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of each of the Loan Documents, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of such Loan Documents, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Lender. The terms of this Paragraph shall be deemed to be incorporated into each of the other Loan Documents.

        To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Lender hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

SECTION 7.12 RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (a) Borrower hereby authorizes Lender and WF Bank, acting on Lender's behalf, at any time and from time to time, without notice, which is hereby expressly waived by each Borrower, and whether or not Lender shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Lender to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender, in its sole discretion, may elect. Borrower hereby grants to Lender a security interest in all deposits and accounts maintained with Lender and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Lender under the Loan Documents subject only to prior liens and security interests in favor of WF Bank.

SECTION 7.13 BUSINESS PURPOSE. Borrower represents and warrants that each credit subject hereto is for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

SECTION 7.14 ARBITRATION.

        (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

        (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following




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a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a Lender of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

        (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in Sections (i), (ii) and (iii) of this paragraph.

        (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

        (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

        (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

        (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

        (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.




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SECTION 7.15 INDEMNIFICATION. Borrower agrees to indemnify Lender, each assignee or participant hereunder, each of their Affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("Indemnified Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters (hereafter defined) which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by Borrower of the proceeds of any of the Loans, (ii) the execution, delivery and performance of the Loan Documents, (iii) the operations of the business of Borrower, (iv) the failure of Borrower to comply with the terms of any Loan Document or this Agreement, or with any applicable law, (v) any inaccuracy of any representation or any breach of any warranty of Borrower set forth in any of the Loan Documents, (vi) any assertion that any Indemnified Party was not entitled to receive the proceeds received pursuant to the Loan Documents or
(vii) any other aspect of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Lender or any assignee or participant, or any such party's shareholders against Lender or any assignee or participant or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party. "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such person whether caused by the sole or concurrent negligence of such person seeking indemnification.

SECTION 7.16 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.


   [The remainder of this page intentionally blank. Signature page to follow.]




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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



                                        WELLS FARGO ENERGY CAPITAL, INC.



                                        By:
                                           _____________________________________
                                              Gary Milavec
                                              Senior Vice President



                                        ALLIS-CHALMERS CORPORATION



                                        By:
                                           _____________________________________
                                              Munawar H. Hidayatallah
                                              Chairman and Chief Executive Off




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